UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2020

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
180 Qingnian West Road Hongqiao Building West, 4th Floor Nantong, Jinagsu, China 226001

(Address of Principal Executive Offices) (Zip code)

 +86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, Mr. Yuguo Zhang tendered his resignation as the President of Code Chain New Continent Limited (the “Company”), effective October 29, 2020. The resignation of Mr. Zhang has been approved by the Nominating and Corporate Governance Committee and the Board of Directors of the Company. Mr. Zhang’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On the same day, Mr. Xiaonian Zhang tendered his registration the Vice President of the Company, effective October 29, 2020. The resignation of Mr. Zhang has been approved by the Nominating and Corporate Governance Committee and the Board of Directors of the Company. Mr. Zhang’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On October 29, 2020, approved by the Board of Directors and the Nominating and Corporate Governance Committee, Mr. Wei Xu, the Co-Chair of the Board of Directors, was appointed as the President of the Company, effective October 29, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Correspondence of Yuguo Zhang’s Resignation as President of the Company, dated October 29, 2020
99.2	Correspondence of Xiaonian Zhang’s Resignation as Vice President of the Company, dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: October 29, 2020	By:	/s/ Yimin Jin
	Name:	Yimin Jin
	Title:	CEO